     As filed with the Securities and Exchange Commission on
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act Of 1933
                           --------------------------

                               INTRUSION.COM, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                                75-1911917
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification Number)

                                1101 East Arapaho
                             Richardson, Texas 75081
                    (Address of principle executive offices)

        Registrant's telephone number including area code: (972) 234-6400


                   INTRUSION.COM, INC. 1995 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                  Jay R. Widdig
                      Chief Financial Officer and Secretary
                               INTRUSION.COM, INC.
                                1101 East Arapaho
                             Richardson, Texas 75081
                                 (972) 234-6400
 (Name, address and telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

-------------------------------------------------------------------------------------------------
                                       Proposed maximum     Proposed maximum
 Title of securities   Amount to be   offering price per   aggregate offering      Amount of
   to be registered   registered (1)       share (2)           price (2)        registration fee
-------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share          850,000         $3.79             $3,221,500            $805.38
-------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to the shares covered hereby are also being registered hereunder.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of the Common Stock of Intrusion.com, Inc. as reported on the Nasdaq Stock Market, National Market System, on May 14, 2001.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents heretofore filed or to be filed by Intrusion.com, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which includes the consolidated financial statements of the Registrant and its subsidiaries and certain supplementary data for the fiscal year ended December 31, 2000, together with the report thereon of Ernst & Young LLP, independent auditors.

(b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 which includes the consolidated financial statements of the Registrant and its Subsidiaries for the quarter ended March 31, 2001.

(c) The description of the Common Stock of the Registrant incorporated by reference in its Registration Statement on Form 8-A (File No. 0-20191) which was declared effective by the Commission on May 21, 1992, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to
Part I of Form S-8.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation relieves its directors from liability for monetary damages to the fullest extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Registrant may and, in certain cases, must be indemnified by the Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be not opposed to the Registrant's best interests. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

Article Six, Section 3, and Article Ten of the Registrant's Certificate of Incorporation, as amended, provide, in general, that no director of the Registrant shall be personally liable for monetary damages for breach of the director's fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) an act or omission not in good faith or an act or omission that involves intentional misconduct or a knowing violation of law; (iii) any liability under
Section 174 of the Delaware General Corporation Law (pertaining to unlawful payment of a dividend or an unlawful stock purchase or redemption); or (iv) a transaction from which the director received an improper personal benefit.

Article Six of the Registrant's Bylaws, provides, in general, that the Registrant shall indemnify its directors and officers under the circumstances defined in Section 145 of the Delaware General Corporation Law and gives authority to the Registrant to purchase insurance with respect to such indemnification.

The Registrant has entered into separate Indemnity Agreements with each of its directors and certain of its executive officers (each, an "Indemnitee"), under which the Registrant will, upon proper request of the Indemnitee, indemnify any Indemnitee if such Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any third party proceedings or proceedings by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director and/or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, judgments, fines and penalties, actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of any of such proceedings; provided that (i) in the case of a third party proceeding, the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant, and in the case of a criminal proceeding, in addition, that the Indemnitee had no reasonable cause to believe that his conduct was unlawful, (ii) in the case of a proceeding by or in the right of the Registrant, the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant and in which the Indemnitee shall not have been adjudged to be liable to the Registrant for negligence or misconduct in the performance of the Indemnitee's duty to the Registrant, unless the court in which such proceeding is brought determines that the Indemnitee is fairly and reasonably entitled to indemnity for expenses as such court deems proper, and (iii) in the case of a proceeding by or in the right of the Registrant, the Indemnitee is only indemnified against expenses and not against any judgment, fines or penalties. Notwithstanding the above, the Registrant shall indemnify an Indemnitee for all expenses incurred in connection with any proceedings to the extent that the Indemnitee has been successful in defense of any such proceeding, or in defense of any claim, issue or matter therein. The Registrant will also, upon proper request of the Indemnitee, pay in advance the expenses incurred by the Indemnitee in any of the above proceedings, if the Indemnitee shall undertake to repay such amounts to the extent it is determined that the Indemnitee is not entitled to indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The following documents are filed as Exhibits herewith pursuant to Item 601 of Regulation S-K or are incorporated in this Registration Statement by reference to previous filings with the Commission as noted.

        EXHIBIT
         NUMBER     DESCRIPTION OF EXHIBIT
         ------     ----------------------

           4.1 Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement on Form 8-A, as amended, and the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

           5.1 Opinion of Brobeck, Phleger and Harrison, LLP regarding 850,000 shares of Common Stock

          23.1      Consent of independent auditors

          23.2 Consent of counsel (included in the opinion of Brobeck, Phleger and Harrison, LLP, filed herewith as Exhibit 5.1)

          24.1 Power of Attorney (included on the signature page of this Registration Statement)

          99.1      Intrusion.com, Inc. 1995 Stock Option Plan, as amended

ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering; and

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on the 15th day of May, 2001.

                               INTRUSION.COM, INC.
                                  (REGISTRANT)

                      BY: /s/      TIMOTHY W. KINNEAR
                      --------------------------------------------
                                   Timothy W. Kinnear
                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

We, the below signed officers and directors of Intrusion.com, Inc. ("Registrant"), do hereby constitute and appoint Timothy W. Kinnear and Jay R. Widdig, with full power of substitution, our true and lawful attorney and agent, to do any and all acts and things in our names in the capacities indicated which Timothy W. Kinnear and Jay R. Widdig may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but not limited to, the power and authority to sign for us, or any of us, in our names in the capacities indicated, and any and all amendments (including post-effective amendments) to this Registration Statement; and we do hereby ratify and confirm all that Timothy W. Kinnear and Jay R. Widdig shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

         SIGNATURE                                          TITLE                      DATE
         ---------                                          -----                      ----
/s/ G. WARD PAXTON                       Chairman of the Board and Director            May 15, 2001
-------------------------------
    G. Ward Paxton

/s/ TIMOTHY W. KINNEAR                   Chief Executive Officer, President,           May 15, 2001
-------------------------------          (Principal Executive Officer) and
    Timothy W. Kinnear                   Director


/s/ T. JOE HEAD                          Vice Chairman of the Board and                May 15, 2001
-------------------------------          Director
    T. Joe Head

/s/ JAY R. WIDDIG                        Chief Financial Officer, Vice                 May 15, 2001
-------------------------------          President, Secretary and Treasurer
    Jay R. Widdig                        (Principal Financial and Accounting
                                         Officer)


/s/ J. FRED BUCY, JR.                    Director                                      May 15, 2001
-------------------------------
    J. Fred Bucy, Jr.

/s/ GRANT A. DOVE                        Director                                      May 15, 2001
-------------------------------
    Grant A. Dove

/s/ DONALD M. JOHNSTON                   Director                                      May 15, 2001
----------------------
    Donald M. Johnston


                               INDEX TO EXHIBITS

        EXHIBIT
        NUMBER              DESCRIPTION OF EXHIBIT
        ------              ----------------------

           4.1 Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement on Form 8-A, as amended, and the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

           5.1 Opinion of Brobeck, Phleger and Harrison, LLP regarding 850,000 shares of Common Stock

          23.1      Consent of independent auditors

          23.2 Consent of counsel (included in the opinion of Brobeck, Phleger and Harrison, LLP, filed herewith as Exhibit 5.1)

          24.1 Power of Attorney (included on the signature page of this Registration Statement)

          99.1      Intrusion.com, Inc. 1995 Stock Option Plan, as amended